- 1 - NLIGHT, INC. 2018 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT (PERFORMANCE-BASED) Unless otherwise defined herein, the terms defined in the nLIGHT, Inc. 2018 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement (performance-based) (“PRSU Agreement”), which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), Terms and Conditions of Restricted Stock Unit Grant attached hereto as Exhibit A, and all appendices and exhibits attached thereto (all together, the “Award Agreement”). NOTICE OF RESTRICTED STOCK UNIT GRANT Participant Name: Address: The undersigned Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows: Grant Number Date of Grant Performance Period July 1, 2022 to June 30, 2025 Target Number of Restricted Stock Units Maximum Number of Restricted Stock Units 200% of Target Number of Restricted Stock Units Earliest Vesting Date August 14, 2025 Performance Matrix The number of Restricted Stock Units in which Participant may vest in accordance with the Vesting Schedule below will depend upon achievement of performance metrics set forth in and in accordance with the Performance Matrix, attached hereto as Exhibit B, as determined by the Administrator. Any Restricted Stock Units that are earned based on achievement of the performance metrics set forth in the attached Performance Matrix shall be referred to herein as “Earned Units” and be eligible for vesting in accordance Exhibit 10.1

- 2 - with the “Vesting Schedule” below. If, the Administrator determines that the performance goal was not achieved at maximum levels, the Restricted Stock Units that do not become Earned Units will immediately terminate as of the date of such determination. Vesting Schedule Subject to any acceleration provisions contained in the Plan, in the Performance Matrix attached hereto, or as otherwise provided in any employment, change in control, separation or similar agreement by and between the Company and Participant, or a Company policy applicable to Participant, any Earned Unit will vest in accordance with the following schedule: 100% of the Earned Units will vest on the Vesting Date. In the event Participant ceases to be a Service Provider for any or no reason before the Vesting Date, the Restricted Stock Units and Participant’s right to acquire any Restricted Stock Units hereunder will terminate as set forth in Section 5 of the Terms and Conditions of Restricted Stock Unit Grant. Vesting Date The later of (i) the date following the Performance Measurement Date on which the Administrator determines achievement against the applicable performance metric(s) set forth on Exhibit B or (ii) the Earliest Vesting Date, but in no event will the Administrator determine achievement later than 60 days after the end of the Performance Period.

- 3 - By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A and the Performance Matrix, attached hereto as Exhibit B, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below. PARTICIPANT: NLIGHT, INC. Signature Signature Print Name Print Name Title Address:

- 1 - EXHIBIT A TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT 1. Grant of Restricted Stock Units. The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. 2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. 3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date. 4. Payment after Vesting. (a) General Rule. Subject to Section 8, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(b), such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement. (b) Acceleration. (i) Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence. (ii) Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in

-2- connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death. (c) Section 409A. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, in no event will the Company reimburse Participant, or be otherwise responsible for, any taxes or costs that may be imposed on Participant as a result of Section 409A. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time. 5. Forfeiture Upon Termination as a Service Provider. Unless specifically provided otherwise in this Award Agreement or any employment, change in control, separation or similar agreement by and between the Company and Participant, or a Company policy applicable to Participant, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder. 6. Tax Consequences. Participant has reviewed with his or her own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement. 7. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

-3- 8. Tax Obligations (a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or Parent or Subsidiary to which Participant is providing services (together, the Company, Employer and/or Parent or Subsidiary to which the Participant is providing services, the “Service Recipient”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units, including, without limitation, (i) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) the Participant’s and, to the extent required by the Company (or Service Recipient), the Company’s (or Service Recipient’s) fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the Restricted Stock Units or sale of Shares, and (iii) any other Company (or Service Recipient) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or settlement thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (A) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares. (b) Tax Withholding. When Shares are issued as payment for vested Restricted Stock Units, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Service Recipient shall withhold the amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), (iii) withholding the amount of such Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient, (iv) delivering to the Company already vested and owned Shares having a fair market value equal to such Tax Obligations, or (v) selling a sufficient number of

-4- such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences). To the extent determined appropriate by the Administrator in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations under the method prescribed under Section 8(ii) and, until determined otherwise by the Administrator, this will be the method by which such tax withholding obligations are satisfied. Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Service Recipient (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of such Tax Obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and such Restricted Stock Units will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may refuse to deliver the Shares if such Tax Obligations are not delivered at the time they are due. 9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares. 10. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW IS AT THE WILL OF THE COMPANY (OR THE SERVICE RECIPIENT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE. 11. Grant is Not Transferable. Except to the limited extent provided in Section 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or

-5- hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void. 12. Nature of Grant. In accepting the grant, Participant acknowledges, understands, and agrees that: (a) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past; (b) all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company; (c) Participant is voluntarily participating in the Plan; (d) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (f) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted; (g) for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law); (h) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any

-6- entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and (i) the following provisions apply only if Participant is providing services outside the United States: (i) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose; (ii) Participant acknowledges and agrees that none of the Company, the Employer or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and (iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or the Service Recipient, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim. 13. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. 14. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, or other Service Recipient the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested,

-7- unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative. 15. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at nLIGHT, Inc. 4637 NW 18th Avenue, Camas, WA 98607 or at such other address as the Company may hereafter designate in writing. 16. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company. 17. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

-8- 18. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company. 19. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience. 20. Language. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 21. Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement. 22. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement. 23. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read, and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time. 24. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made

-9- only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units. 25. Governing Law; Venue; Severability. This Award Agreement and the Restricted Stock Units are governed by the internal substantive laws, but not the choice of law rules, of Washington. For purposes of litigating any dispute that arises under these Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation will be conducted in the courts of Clark County, Washington, or the federal courts for the United States for the Western District of Washington and no other courts, where this Award Agreement is made and/or to be performed. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect. 26. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. 27. Country Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in the appendix (if any) to this Award Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Award Agreement. 28. Clawback. By accepting this Award, Participant agrees that this Award of Restricted Stock Units (including any proceeds, gains or other economic benefit received by Participant from a subsequent sale of Shares acquired through the Award) will be subject to the provision of Section 22 of the Plan with respect to forfeiture or clawback.

-10- EXHIBIT B PERFORMANCE MATRIX The following terms shall apply to the Award of Restricted Stock Units granted to the Participant identified in the Notice of Grant to which this Performance Matrix is attached. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan or Award Agreement, as applicable. Performance Metrics and Weighting: The Restricted Stock Units will become Earned Units (if at all) based on achievement with respect to Relative Total Shareholder Return or Relative TSR, as defined below, in accordance with this Exhibit B: Award Determination and Payout: Following the last day of the Performance Period (the “Performance Measurement Date”), or such earlier Adjusted Performance Measurement Date as provided under the paragraph titled “Change in Control” below, the Administrator will certify whether and to what extent the Relative TSR performance metric has been achieved. Based on this certification, the Administrator will determine whether and to what extent the Restricted Stock Units will become Earned Units based on the Applicable Percentage determined as set forth below. Any Restricted Stock Units that become Earned Units pursuant to the determination above will vest as set forth in the “Vesting Schedule” under the Notice of Grant. Any Restricted Stock Units that do not become Earned Units based on achievement against the Relative TSR performance metric, as determined by the Administrator, will be immediately forfeited as of the date of such determination, and returned to the Plan share reserve. Change in Control Notwithstanding the above, in the event that Participant remains a Service Provider through immediately prior to a Change in Control occurring before the last day of the Performance Period, the determination of whether and to what extent the Relative TSR performance metric has been achieved, will be made as provided under the paragraph titled “Change in Control” below. Relative TSR. The number of Restricted Stock Units that will become Earned Units (if any) will be determined based on the Company’s “Relative TSR” or “Relative Total Shareholder Return”, which considers how the Total Shareholder Return (“TSR”) of the Company compares to the TSRs of the Indexed Companies (as defined below) for the Performance Period. The “Index” means the Russell 2000 Index (which, as of the date of this Agreement, is represented by the symbol “^RUT”), or any successor index thereto. “Indexed Companies” means companies that are both (i) in the Index as of the beginning of the Performance Period and (ii) listed

-11- on any established stock exchange or a national market system as of the end of the Performance Period or the Adjusted Performance Period (as defined below), as applicable. The following changes may be made to the Indexed Companies: (i) In the event of a merger, acquisition or business combination transaction of an Indexed Company with or by another Indexed Company, the surviving entity shall remain an Indexed Company. (ii) In the event of a merger of an Indexed Company with an entity that is not an Indexed Company, or the acquisition or business combination transaction by or with an Indexed Company, or with an entity that is not an Indexed Company, in each case where the Indexed Company is the surviving entity and remains publicly traded, the surviving entity shall remain an Indexed Company. (iii) In the event of a merger or acquisition or business combination transaction of an Indexed Company by or with an entity that is not an Indexed Company, a “going private” transaction involving an Indexed Company or the liquidation of an Indexed Company, where the Indexed Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be an Indexed Company. (iv) In the event of a bankruptcy of an Indexed Company, such company shall remain an Indexed Company. (v) In the event of a stock distribution from an Indexed Company consisting of the shares of a new publicly-traded company (a “spin-off”), the Indexed Company shall remain an Indexed Company and the stock distribution shall be treated as a dividend from the Indexed Company based on the closing price of the shares of the spun-off company on its first day of trading. The performance of the shares of the spun-off company shall not thereafter be tracked for purposes of calculating TSR. Calculation. Except as provided under the paragraph titled “Change in Control” below, the number of Restricted Stock Units that will become Earned Units (if any) will be determined based on the TSR of the Company (the “Company TSR”) during the Performance Period relative to the TSRs of the Indexed Companies (each, an “Indexed Company TSR”) during the Performance Period, determined as follows: 1. Step 1: Calculate the beginning price with respect to the Company and each Indexed Company by determining the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day before the Performance Period begins (each, a “Beginning Price”). For the purpose of determining each Beginning Price, the value of dividends and other distributions (the ex-dividend date for which occurs during the twenty (20) trading day measurement period) will be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date. 2. Step 2: Calculate the ending price with respect to the Company and each Indexed Company by determining the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day of such Performance

-12- Period (each, an “Ending Price”). For the purpose of determining each Ending Price, the value of dividends and other distributions (the ex-dividend date which occurs during a Performance Period) will be determined by treating them as reinvested in additional shares of stock at the closing market price on the ex-dividend date. 3. Step 3: Calculate the Company TSR and each Indexed Company TSR for such Performance Period by applying the following formula: (Ending Price/Beginning Price)-1. The Company TSR and each Indexed Company TSR will each be expressed as a percent of increase (i.e., a positive percent) or decrease (i.e., a negative percent). 4. Step 4: Rank the Company TSR and the Indexed Company TSRs from highest (highest positive percentage) to lowest (highest negative percentage) and determine the percentile ranking of the Company TSR relative to the Indexed Company TSRs. 5. Step 5: Based on the percentile ranking of the Company TSR relative to the Indexed Company TSRs under Step 4, calculate the number of Restricted Stock Units that will become Earned Units (if any) by determining the product of (x) the Applicable Percentage (in the table below) multiplied by (y) the applicable Target Number of Restricted Stock Units (i.e., 50% of the total Target Number of Restricted Stock Units), with the number of resulting Earned Units rounded to the nearest whole Restricted Stock Unit (applying standard rounding principles). The Applicable Percentage will be determined as follows: Percentile Rank Applicable Percentage of Target Number of Restricted Stock Units That Become Earned Units If Company TSR is Positive If Company TSR is Negative Below 25th percentile None None 25th percentile 50% 50% 50th percentile 100% 100% 75th percentile 200% 100% If the Company TSR ranks among the Indexed Company TSRs at a percentile that falls between the percentile thresholds set forth above, the Applicable Percentage will be determined based on a linear interpolation between the corresponding Applicable Percentages for such thresholds. Any Restricted Stock Units that become Earned Units pursuant to the determination above will vest as set forth in the “Vesting Schedule” under the Notice of Grant.

-13- The Administrator’s determination as to the number of Restricted Stock Units that become Earned Units (if any) will be deemed to be final and binding on Participant and any other holder of this Award and will be given the maximum deference permitted by Applicable Laws. Change in Control. Notwithstanding the foregoing paragraph, notwithstanding the terms of any equity award vesting acceleration provision of the Plan, any employment, change in control, separation or similar agreement by and between the Company and Participant, or a Company policy applicable to Participant that addresses a “single-trigger” Change in Control without regard to any cessation of services by Participant, but subject to any vesting acceleration provision of any such plan, agreement or policy that addresses a “double-trigger” cessation of services by Participant in connection with a Change in Control, if Participant remains a Service Provider through immediately prior to a Change in Control occurring before the last day of the Performance Period, the number of Restricted Stock Units that will become Earned Units (if any) for such Performance Period will be calculated applying Steps 1 through 5 under the paragraph titled “Calculation” above, except as follows: (a) Rather than being determined based on performance over the full Performance Period, the number of Earned Units (if any) will instead be determined based on performance over the adjusted performance period beginning on the first day of such Performance Period and ending on the third trading day prior to the date of the Change in Control (such period, the “Adjusted Performance Period,” and such ending date, the “Adjusted Performance Measurement Date”), and any references to the “Performance Period” under the paragraph titled “Calculation” will refer to the “Adjusted Performance Period.” (b) The Ending Price for purposes of calculating the Company TSR will equal the price payable for a Share in connection with the Change in Control, with the final determination of the amount so payable determined by the Administrator. For purposes of clarity, if the price payable for a Share in connection with the Change in Control is in the form of securities or other non-cash consideration, the value of such securities or consideration, as applicable, shall be determined by the Administrator, in its discretion. (c) The Ending Price for each share of an Indexed Company will be the average of the closing market prices of such company’s common stock on the principal exchange on which such stock is traded for the twenty (20) consecutive trading days ending on the last trading day of the Adjusted Performance Period. (d) The number of Restricted Stock Units that become Earned Units upon the Change in Control will equal the number of Restricted Stock Units that become Earned Units after applying the rules under “Step 5” under the paragraph titled “Calculation” above, as modified by clauses (a) through (c) in this “Change in Control” paragraph. Any Restricted Stock Units that become Earned Units pursuant to this determination will vest as set forth in the “Vesting Schedule” under the Notice of Grant. (e) No later than immediately prior to the Change in Control, the Administrator will certify in writing the Company TSR percentile rank relative to the Indexed Company TSRs

-14- and the resulting number of Earned Units (if any). On the effective date of such determination, any Restricted Stock Units that do not become Earned Units will immediately be forfeited at no cost to the Company. Notwithstanding the terms of any equity award vesting acceleration provision of the Plan, any employment, change in control, separation or similar agreement by and between the Company and Participant, or a Company policy applicable to Participant that addresses a “single-trigger” Change in Control without regard to any cessation of services by Participant, but subject to any vesting acceleration provision of any such plan, agreement or policy that addresses a “double-trigger” cessation of services by Participant in connection with a Change in Control, the occurrence of a Change in Control (or similar event) will not change the service requirements with respect to any Restricted Stock Units that may become Earned Units hereunder; and vesting of any such Earned Units will remain subject to Participant’s continued service through the Vesting Date, as set forth in the Notice above. Administrator’s Determinations Binding. All determinations regarding the list of Indexed Companies, each Beginning Price, each Ending Price, the Company TSR, each Indexed Company TSR, and the Applicable Percentage will be made by the Administrator in its sole discretion and all such determinations will be final and binding on all parties.